PIPE SECURITIES PURCHASE AGREEMENT

THIS PIPE SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April 3, 2019, (the "Execution Date"), is entered into by and between **12 RETECH CORPORATION**, a Nevada corporation (the "Company"), and the buyer set forth on the signature page hereto (the "Buyer").

A. WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B. WHEREAS, the Company has authorized a series of convertible preferred stock of the Company designated as Series D-2 Convertible Preferred Stock (the "Series D-2 Preferred Stock"), the terms of which are set forth in the certificate of designations, preferences and rights for such series of preferred stock (the "Certificate of Designations") in the form attached hereto as Exhibit A (with any shares of Series D-2 Preferred Stock issued in accordance with the terms thereof, the "Preferred Shares"), which Preferred Shares are convertible into the Company's common stock, par value $0.00001 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations.

C. WHEREAS, the Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, at each closing hereunder, that number of Preferred Shares and for the consideration set forth on the attached Issuance Schedule (which aggregate number of shares shall be up to 93,750 for an aggregate purchase price of up to $150,000. The shares of Common Stock issuable pursuant to the terms of the Preferred Shares are referred to herein as the "Conversion Shares".

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Knowledge" including the phrase "to the Company's Knowledge" shall mean the actual knowledge after reasonable investigation of the Company's officers and directors.

"Lien" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction.

"Material Adverse Effect" means any effect on the business, operations, properties, or financial condition of the Company and/or the Subsidiaries that is material and adverse to the Company and/or the Subsidiaries and/or any condition, circumstance, or situation that prohibits or otherwise materially interferes with the ability of the Company and/or the Subsidiaries to enter into and/or perform its obligations under any Transaction Document.

"Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Securities" means, collectively, the Preferred Shares and the Conversion Shares.

"Subsidiary" or "Subsidiaries" means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

"Term" means the period of time commencing on the Execution Date and ending on the first (1st) anniversary thereof.

"Transaction Documents" shall mean this Agreement, the Certificate of Designations, and all schedules and exhibits hereto and thereto.

2. PURCHASE AND SALE OF SECURITIES.

(a) First Closing. On the First Closing Date (as defined below), the Company shall sell and issue to the Buyer and the Buyer shall purchase, for a purchase price of $50,000.00 (the "First Purchase Price"), such number of Preferred Shares as is set forth on the Issuance Schedule under "First Closing" (the "First Closing"). This first issuance representing two separate purchases of $25,000 each.

(b) Additional Closings. On each Additional Closing Date (as defined below), the Buyer shall purchase such number of Preferred Shares that shall be mutually agreed upon between the parties (each, an "Additional Closing"), provided that (i) the purchase price of each such Preferred Share shall be equal to the price per share paid by the Buyer at the First Closing regarding the First Purchase Price (the "Additional Purchase Price"), (ii) the aggregate purchase price paid by the Buyer at the Additional Closings shall not exceed $100,000.00, and (iii) the parties shall amend the Issuance Schedule at each Additional Closing to record such issuances, (iv) each additional tranche (if any) shall be in the amount of $25,000 which will purchase an additional 15,625 of the Company's Preferred Series D-2 Shares.

(c) Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 6 and Section 7 below, the date of the issuance and sale of the Preferred Shares constituting the First Closing pursuant to this Agreement (the "First Closing Date") shall be the Execution Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 6 and Section 7 below, the date of the issuance and sale of the Securities constituting each Additional Closing pursuant to this Agreement (each, an "Additional Closing Date") shall be on a date that is mutually agreed to by the Buyer and Company but shall occur prior to the end of the Term. Each of the First Closing and Additional Closings of the transactions contemplated by this Agreement (each, a "Closing") shall occur on the respective closing dates at such location as may be agreed to by the parties.

(d) Form of Payment. On the Closing Date, the Buyer shall deliver the Purchase Price by wire transfer of immediately available funds, in accordance with the Company's written wiring instructions, by cancellation of indebtedness of the Company, including interest, or by any combination of such methods.

3. REPRESENTATIONS AND WARRANTIES OF THE BUYER. As of the Execution Date, the Buyer represents and warrants to the Company that:

(a) Investment Purpose. As of the Execution Date, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the foregoing representation and warranty, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(b) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(c) Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 4 below. The Buyer understands that its investment in the Securities involves a significant degree of risk, including the risk of loss of the Buyer's entire investment. The Buyer is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

(d) Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(e) Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 3(e) and who is an Accredited Investor (as defined below), (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) ("Regulation S"), and the Buyer shall have delivered

to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(f) Legends. The Buyer understands that the Securities, until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer in accordance with the preceding sentence with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, it will be considered an "Event of Default" under the Certificate of Designations.

(g) Authorization; Enforcement. This Agreement has been duly and validly authorized by the Buyer. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

(h) Accredited Investor Status. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3) (an "Accredited Investor"), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that as of the Execution Date:

(a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c) Capitalization. As of the Execution Date, the authorized capital stock of the Company is as set forth in the SEC Documents (as defined below). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. The Company has filed in its SEC Documents true and correct copies of the Company's Articles of Incorporation as in effect on the Execution Date, the Company's Bylaws, as in effect on the Execution Date.

(d) Issuance of Shares. The Preferred Shares have been duly authorized and on the Execution Date, and at each Closing, and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof with the holders being entitled to all rights accorded to a holder of Series D-2 Preferred Stock. The Conversion Shares have been duly authorized and fully reserved for issuance and, upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Certificate of Designations has been duly filed with the Nevada Secretary of State in the form attached hereto as Exhibit A. Each of the Certificate of Designations and the Company's articles of organization authorizes enough shares of Series D-2Preferred Stock and Common Stock, as applicable, to allow all issuances of such stock as contemplated by the Transaction Documents.

(e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Securities) will not (a) result in a violation of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing.

(f) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Documents") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.

(g) Absence of Litigation. Except as disclosed in the SEC Documents, there are no actions, suits, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect or would require disclosure under the Securities Act or the Exchange Act.

(h) Title to Property. Except as disclosed in the SEC Documents, the Company and each Subsidiary has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.

(i) No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent in connection with the sale of the Securities. In the event that a broker-dealer or other agent or advisory is engaged by the Company subsequent to the initial Closing, the Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment

advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

(j) Assets; Title. Except as set forth in the SEC Documents or on Schedule 4(bb), each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets, free and clear of all Liens except (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, and (iv) such as have been disposed of in the ordinary course of business.

(k) Shell Company Status. The Company is not currently an issuer identified in Rule 144(i)(1)(i) under the Securities Act, is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable during the preceding 12 months, and, as of a date at least one year prior to the Execution Date, has filed current "Form 10 information" with the SEC (as defined in Rule 144(i)(3) of the Securities Act) reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) of the Securities Act.

(l) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "bad actor" disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act (each, a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(m) Absence of Schedules. In the event that at the Closing Date, the Company does not deliver and attach hereto any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that (i) each such undelivered disclosure schedule shall be deemed to read as follows: "Nothing to Disclose" and (ii) the Buyer has not otherwise waived delivery of such disclosure schedule.

5. BEST EFFORTS. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

6. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell the Preferred Shares to the Buyer at the Closings is subject to the satisfaction, at or before the applicable closing date of each of the

following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed this Agreement and delivered the same to the Company.

(b) The Buyer shall have delivered the applicable purchase price in accordance with Section 2 above.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable closing date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the applicable closing date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase and fund each of the First Closing and each Additional Closing is subject to the satisfaction, at or before the applicable Closing of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a) The Company shall have executed this Agreement and delivered the same to the Buyer on the First Closing Date.

(b) The Company shall have delivered to the Buyer the Preferred Shares in accordance with Section 2(a) above on the First Closing Date.

(c) The Company shall have delivered to the Buyer the Preferred Shares in accordance with Section 2(b) above on each Additional Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at such time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing.

8. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflicts of law (whether of the State of Nevada or any other jurisdiction).

(b) Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. In the event that any provision of this Agreement or of any of the Transaction Documents is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

(f) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or e-mail as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to the Company, to:

12 RETECH CORPORATION

[redacted]

[redacted]

If to the Buyer, to the Address on the Signature Page hereto:

Either party hereto may from time to time change its address or e-mail for notices under this Section 8(f) by giving at least ten (10) days' prior written notice of such changed address to the other party hereto.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 3(e), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

** signature page follows **

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this PIPE Securities Purchase Agreement to be duly executed as of the Execution Date.

<u>COMPANY</u>:

12 RETECH CORPORATION

[redacted]

<u>BUYER</u>:

DOMINICK D'ALLEVA

[redacted]

[redacted]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this PIPE Securities Purchase Agreement to be duly executed as of the Execution Date.

[redacted]

COMPANY:

12 RETECH CORPORATION

[redacted]

BUYER:

[redacted]

DOMINICK D'ALLEVA

[redacted]

ISSUANCE SCHEDULE

FIRST CLOSING

Number of Preferred Shares Per Tranche	Purchase Price Per Share	Purchase Price/Consideration
15,625	$1.60	$25,000
15,625	$1.60	$25,000

* The Face Value of the Preferred Series D-2 is $2.00 per share

ADDITIONAL CLOSING(S)*

Number of Preferred Shares	Purchase Price Per Share	Purchase Price/Consideration
Up to an additional 62,500	$1.60	Up to an additional $100,000

* Company and Buyer to confirm obligations/timings of these additional tranches.
* The Face Value of the Preferred Series D-2 is $2.00 per share.
* Each Additional closing will be for 15,625 shares at $1.60 per share.

EXHIBIT A

CERTIFICATE OF DESIGNATIONS